Exhibit 99.1

Code Chain New Continent Limited Announces LOI to Acquire Filecoin Miner

NEW YORK, April 26, 2021 -- Code Chain New Continent Limited (the “Company,” or “Code Chain” or “We”) (NASDAQ: CCNC), a leading eco-technology company, today announced the execution of a Letter of Intent (“LOI”) to acquire 100% of Doo Limited (“Doo”), a Filecoin (“FIL”) mining service provider.

Headquartered in Hongkong, Doo engages in the FIL mining business. With mining centers located in Shanghai, Doo owns 10PiB of FIL computing power and 100,000 units of the digital currency, accounting for 0.221% of FIL digital currency globally.

Under the terms of LOI, the preliminary purchase price for Doo is $79.8 million, adjustable based on asset appraisal, which shall be paid by issuance of the Company’s common stock. The parties plan to enter into a definitive equity transfer agreement after asset appraisal and due diligence are completed. The price of the common stock will be determined based on the market price as of the date of the definitive equity transfer agreement, and the amount of issuance shall not be more than 19.99% of the Company’s outstanding shares.

David (Weidong) Feng, Co-CEO of the Company, commented, “We are thrilled to expand our footprint in Filecoin mining by signing the LOI to acquire Doo, one of the earliest and most successful Filecoin miners in China.”

He continued, “Being one of the most prominent coins in the cryptocurrency storage sector, Filecoin is garnering much institutional interest. Its price and market capitalization have rocketed to new heights, recently breaking into the top 10 cryptocurrencies by market capitalization. The management team sees tremendous potential to invest in Filecoin, in addition to our current Bitcoin mining efforts, to fulfill its growth strategy in the cryptocurrency mining business.”

About Code Chain New Continent Limited

Code Chain New Continent Limited engages in the research, design and development of electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning. Recently, the company has also diversified its business into Bitcoin mining.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.